Exhibit 10.2

GUARANTY

This GUARANTY is given by PROPHASE LABS INC., a Delaware corporation having its principal place of business at 711 Stewart Ave, Suite 200, Garden City, NY 11530 (“Guarantor”), for the benefit of BRG OFFICE L.L.C. and UNIT 2 ASSOCIATES L.L.C., having its principal office at 711 Stewart Avenue, Suite 100, Garden City, New York 11530 (“Landlord”) on this 10th day of June, 2022.

RECITALS

WHEREAS, at the request of the Guarantor, Landlord has entered into a lease (the “Lease”) with PROPHASE DIAGNOSTICS, INC. (the “Tenant”), in the premises located at 711 Stewart Avenue, Garden City, New York, which is dated as of the date of this Guaranty, the terms of said Lease of which are incorporated herein by reference; and

WHEREAS, Landlord would not have entered into the Lease except for the request of the Guarantor and the execution and delivery of this Guaranty; and

WHEREAS, Guarantor is a member or an equity holder of Tenant and acknowledges that Guarantor will derive a benefit from the making of the Lease between Landlord and Tenant, and is willing to enter into this Guaranty.

NOW, THEREFORE, for and consideration of the Lease and as an inducement to Landlord entering into the same, and for other good and valuable consideration, the Guarantor agrees as follows:

1. Guaranty. The Guarantor, for itself and its legal representatives, heirs, successors and assigns, jointly and severally guarantees the prompt payment when due, or whenever payment may become due under the terms of the Lease, all payment of Annual Rent, Additional Rent and all other charges, expenses and costs of every kind and nature, which are or may be due now or in the future, during the term of the Lease, including any option, extended or hold-over terms, any agreements or documents related to the Lease; and the complete and timely performance, satisfaction and observation of the terms and conditions of the Lease, rules and regulations and related obligations arising by reason of the Lease, required to be performed, satisfied or observed by Tenant, including, without limitation, the removal of any mechanics liens filed against the Building arising from Tenant Changes until lien waivers from all of Tenant’s contractors and subcontractors performing Tenant Changes are provided to Landlord. This guaranty is a primary obligation of Guarantor and shall be continuing inexhaustible guaranty. This is a guaranty of payment and performance and not of collection.

2. Coverage of Guaranty. This guaranty extends to any and all liabilities and obligations of any kind or nature whatsoever which Tenant has or may have to Landlord by reason of matters relating to the Lease occurring before the signing of the Lease by the parties or commencement of the term of the Lease, during the term of the Lease, or after the expiration of liabilities and obligations by reason of removal of Tenant’s property, liabilities and obligations by reason of surrender of Tenant, any assignee or sublessee of Tenant, to any extensions, renewals, amendments, consolidations or modifications of the Lease, and to any term established by reason of the holdover of Tenant, an assignee or sublessee.

3. Performance of Guaranty. In the event that Tenant fails to perform, satisfy or observe the terms and conditions of the Lease, rules and regulations, and related Lease obligations required to be performed, satisfied or observed by Tenant, the Guarantor will promptly and fully perform, pay, satisfy and observe the terms, conditions and obligations in the place of costs, expenses, losses and other liabilities arising or resulting from the failure of Tenant to perform, satisfy or observe any of the terms and conditions of the Lease, rules and regulations and related obligations.

4. Execution of Guaranty. This Guaranty has been duly executed and delivered by Guarantor. Execution, delivery and performance of this Guaranty will not: (i) violate any of its organizational documents, provision of law, order of any court, agency or instrumentality of government, or any provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its properties is bound or (ii) require any authorization, consent, approval, license, exemption of, or filing or registration with, any court or governmental authority.

5. Waiver of Notices. Except as otherwise expressly provided herein, Guarantor hereby consents and agrees that Landlord may at any time, and from time to time, without notice to or further consent from Guarantor, and without releasing, discharging, modifying or otherwise affecting the obligations and liabilities of Guarantor in any manner, either with or without consideration, modify or otherwise change the terms of the Lease; extend or renew the Lease for any period; grant releases, compromises, extend the time of payment of any amount due by Tenant or the time of any performance of any Lease and this Guaranty to any persons or entities now or hereafter liable thereunder or hereunder; release any Guarantor or any other obligor under the Lease or this Guaranty; exercise any rights under the Lease; declare a default under the lease; and otherwise deal with Tenant or any other person or entity in all respects or take or fail to take any action of any type whatsoever, all without affecting the obligations and liabilities of Guarantor hereunder. Guarantor further waives any right to require that an action be brought against Tenant or any other person including, without limitation, any right to require Landlord to take action against Tenant under any applicable statute or law. If the Lease is assigned to any successor tenant that is not an affiliate of Tenant or Guarantor, then, in such case, Guarantor shall not be liable with respect to any amendment or modification of the Lease made thereafter without Guarantor’s prior written consent, which increases the term thereof or the Rent payable to Landlord; provided, however, that no Guarantor consent shall be required for any modification or amendment resulting from Tenant’s exercise of a right, option or remedy under the Lease which Tenant may exercise unilaterally.

6. Lease Security. This Guaranty shall remain in full force and effect, and the Guarantor fully responsible, without regard to any security deposit or other collateral for the performance of the terms and conditions of the Lease, or the receipt, disposition, application, or release of any security deposit or other collateral, now or hereafter held by or for Landlord.

7. Intentionally omitted.

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8. Unconditional Obligations. The liability of the guarantor is direct, immediate, absolute, continuing, unconditional and unlimited. Landlord shall not be required to pursue any remedies it may have against Tenant or against any security deposit or other collateral as a condition to enforcement of this Guaranty nor shall the Guarantor be discharged or released by reason of the discharge or release of Tenant for any reason, including a discharge in Bankruptcy, receivership or other proceedings, a disaffirmation or rejection of the Lease by a trustee, custodian, or other representative in Bankruptcy, a stay or other enforcement restriction, or any other reduction, modification, impairment or limitation of the liability of Tenant or any remedy of Landlord. This Guaranty shall in no event be impaired by the death of any Guarantor. The Guarantor assumes all responsibility for being and keeping himself or itself informed of Tenant’s financial condition and assets, and of all other circumstances bearing upon the risk of non-performance by Tenant under the Lease. The Guarantor agrees that Landlord shall have no duty to advise the Guarantor of information known to it regarding such circumstances or risks. The Guarantor specifically waives the benefits of any applicable law, to require Landlord to attempt to recover against Tenant and/or realize upon any collateral security which Landlord holds from the obligations hereby.

9. Limitation on Subrogation. Until such time as the payment and other obligations of Tenant to Landlord under the Lease are fully satisfied and discharged, Guarantor waives any present or future right to which Guarantor is or may become entitled to be subrogated to Landlord’s rights against Tenant or to seek contribution, reimbursement, indemnification, payment or the like, or participation in any claim, right or remedy of Landlord against Tenant or any security which Landlord now has or hereafter acquires, whether or not such claim, right or remedy arises under contract, in equity, by statute, under common law or otherwise. If, notwithstanding such waiver, any funds or property shall be paid or transferred to Guarantor on account of such subrogation, contribution, reimbursement, or indemnification at any time when all of the payments or obligations have not been paid or satisfied in full, Guarantor shall hold such funds or property in trust for Landlord and shall forthwith pay over to Landlord such funds and/or property to be applied by Landlord to such payments or obligations.

10. Binding Effect/Governing Law. This guaranty is binding upon the Guarantor, his or its legal representatives, heirs, successors and assigns, and is binding upon and shall inure to the benefit of Landlord, its heirs, legal representatives, successors and assigns. No assignment or delegation by the Guarantor shall release the Guarantor of his or its obligations under this Guaranty. The term “Tenant” used in this Guaranty includes also the first and any successive assignee or sublessee of Tenant as well and any successor to Tenant. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York, as applicable.

11. Tenant Defaults. Guarantor hereby consents to the jurisdiction of any competent court within the County in which the Demised Premises is located or, in Landlord’s discretion, Federal Courts of the United States sitting in the district in which the Demised Premises is located.

12. Modifications. This guaranty may not be modified orally, but only by a writing signed by both the Guarantor and Landlord. Modifications include, without limitation, any waiver, change, discharge, modification, or termination.

13. Notices. All notices and communications under this Guaranty shall be in writing and shall be given by either (a) hand-delivery, (b) certified mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid), to the addresses listed in this Guaranty. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by certified mail, two (2) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

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14. Remedies Cumulative. The rights and remedies of Landlord, as provided herein and in the Lease, shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefore shall arise, and shall be in addition to any other rights or remedies conferred upon Landlord at law or in equity. The failure, at any one or more time, of Landlord to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Landlord shall have the right to take any action it deems appropriate without the necessity of resorting to any collateral securing this Guaranty.

15. Joint and Several Liability. If Guarantor consists of more than one person or entity, the word “Guarantor” shall mean each of them and their liability shall be joint and several. The liability of Guarantor shall also be joint and several with the liability of any other guarantor under any other guaranty.

16. Attorneys’ Fees and Expenses. The Guarantor agrees that if Landlord engages the services of an attorney to enforce the provision of this Guaranty, whether or not a lawsuit is filed, the Guarantor shall pay Landlord’s reasonable attorney’s fees and for any costs incurred therewith.

17. Waiver. To the extent permitted by law, Guarantor waives any rights, privileges and defenses accorded to it by law for the relief of debtors, sureties or guarantors, and the benefits of all provisions of law for the stay or delay of execution or sale of property or other satisfaction of any judgment against it on account of its liability hereunder.

18. Waiver of Trial by Jury. The parties hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Guarantor, created hereby, Tenant’s use or occupancy of the Demised Premises, and/or any claim for injury or damage. In the event Landlord commences any action or proceeding for nonpayment of Minimum Rent or any items of Additional Rent due hereunder, Guarantor shall not interpose any counterclaim of any nature or description in any such action or proceeding. The foregoing, however, shall not be construed as a waiver of Guarantor’s right to assert such claim in a separate action or proceeding instituted by Guarantor.

19. Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Guaranty shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

20. Irrevocable. Each of the undersigned Guarantors acknowledges that such Guarantor’s obligations hereunder shall be irrevocable and may be revoked, modified or terminated only in writing executed by Landlord.

21. Net Worth. Landlord is entering into the Lease in specific and express reliance on the financial information supplied by Guarantor as to Guarantor’s net worth. Guarantor agrees to provide similar updated financial information to Landlord within ten (10) days after each anniversary of the Commencement Date. In the event at any time during the pendency of this Guaranty the net worth of Guarantor substantially declines, or Landlord becomes reasonably concerned about the financial wherewithal of Guarantor, a replacement Guaranty from one (1) or more members or equity owners of Tenant, reasonably acceptable to Landlord (such that at all times there shall be at least two (2) individuals constituting Guarantor) and with net worth at least as substantial as the current Guarantor, shall be delivered to Landlord within ten (10) days after demand, failing which Guarantors shall be in default under this Guaranty.

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IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the year and date first above written.

Guarantor:
ProPhase Labs, Inc.

Witness or Attest:	By:	/s/ Monica Brady
	Name:	Monica Brady
	Title:	CAO

EIN #:

STATE OF New York)
) ss.:
COUNTY OF NASSAU)

On the 6th day of June, in the year 2022, before me, the undersigned, a Notary Public in and for said state, personally appeared Monica Brady, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

/s/ Mary Beth Tain
Notary Public

Notary Public

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